.       Advent Claymore Convertible Securities & Income Fund + Georgeson LLC 1290 Avenue of the Americas, 9th Floor New York, NY 10104                                  LETTER OF TRANSMITTAL TO TENDER SHARES OF ADVENT CLAYMORE CONVERTIBLE SECURITIES & INCOME FUND   Pursuant to the Offer to Purchase dated August 9, 2017, Advent Claymore Convertible Securities & Income Fund has offered to purchase up to 3,537,132 (approximately 15%) of its common shares of beneficial interest, par value $0.001 per share. The offer expires at 5:00 p.m. Eastern Time, September 7, 2017, unless extended. See Instructions on the reverse side. I/we, the undersigned, hereby surrender to you for tendering the share(s) identified below. I/we hereby agree to the terms and conditions of the Offer to Purchase dated August 9, 2017 (“Offer to Purchase”). I/we hereby certify and warrant that: (i) I/we have received and read the Offer to Purchase; (ii) I/we have complied with all instructions on the reverse side of this Letter of Transmittal and the requirements of the Offer to Purchase; (iii) I/we have full authority to surrender these certificate(s) and give the instructions in this Letter of Transmittal; and (iv) the shares represented by these certificates are free and clear of all liens, restrictions, adverse claims and encumbrances. Please locate your original certificate(s) and send them along with the completed Letter of Transmittal. ❑ CHECK HERE IF SHARE CERTIFICATES HAVE BEEN MUTILATED, LOST, STOLEN OR DESTROYED. SEE INSTRUCTION 6.       Signature: This form must be signed by the registered holder(s) exactly as their name(s) appears on the certificate(s) or by person(s) authorized to sign on behalf of the registered holder(s) by documents transmitted herewith. See Instruction 1 on the reverse side of this page.     X Signature of Shareholder Date Daytime Telephone #     X Signature of Shareholder Date Daytime Telephone #    PLACE AN ❑x IN ONE TENDER BOX ONLY See Instruction numbers 2 and 3 on the reverse side of this form.      ❑ Tender All       or      ❑ Partial Tender     WHOLE SHARES FRACTIONS   Please complete the back if you would like to transfer ownership or request special mailing.     E X O T P   02MTND

.      Special Transfer Instructions Please see Instruction number 5 below.   Special Mailing Instructions Please see Instruction number 6 below.   If you want your stock certificate(s) for share and/or check for cash to be issued in another name, fill in this section with the information for the new account/payee name.           Name (Please Print First, Middle & Last Name) Address (Number and Street) (City, State & Zip Code) (Tax Identification or Social Security Number)   Signature Guarantee Medallion         (Title of Officer Signing this Guarantee) (Name of Guarantor - Please Print) (Address of Guarantor Firm)   Fill in ONLY if you want your stock certificate(s) for shares and/or check for cash to be mailed to someone other than the registered holder or to the registered holder at an address other than that shown on the front of this Letter of Transmittal.         Name (Please Print First, Middle & Last Name) Address (Number and Street) (City, State & Zip Code)   INSTRUCTIONS FOR COMPLETING THE LETTER OF TRANSMITTAL   1 Sign, date and include your daytime telephone number in this Transmittal form in Box 1. After completing all other applicable sections, return this Letter of Transmittal and your original stock certificates in the enclosed envelope. The method of delivery of any documents, including share certificates, is at the election and risk of the tendering shareholder. If documents are sent by mail, it is recommended that they be sent by registered mail, properly insured, with return receipt requested.   2 If you are tendering all your shares for cash, please check this box only.   3 If you are tendering some of your shares for cash, please check the box, indicate the number of shares you wish to tender and receive in cash.   4 If you want your certificate(s) for shares and/or check for cash to be issued in another name, fill in Box 4. Signature(s) in Box 4 must be medallion guaranteed.   5 Complete Box 5 only if your certificate(s) for shares and/or check for cash is to be delivered to a person other than the registered holder or to the registered holder at a different address.   6 Mutilated, Lost, Stolen or Destroyed Certificates. If any certificate representing Shares has been mutilated, lost, stolen or destroyed, the stockholder should promptly call the Depositary at (800) 546-5141. The stockholder will then be instructed by the Transfer Agent as to the steps that must be taken to replace the certificate. This Letter of Transmittal and related documents cannot be processed until the procedures for replacing lost or destroyed certificates have been followed.   Form W-9: Under U.S. Federal Income Tax law, a stockholder is required to provide Computershare with such stockholder’s correct Taxpayer Identification Number. If your Taxpayer Identification Number is not certified on our records, we have enclosed a Form W-9 for you to complete and return. Failure to provide the information on the form may subject you to backup withholding on any reportable payment. If you are a foreign individual seeking to qualify as an exempt recipient from backup withholding, you must complete and submit the enclosed Form W-8BEN to Computershare.       The Information Agent for the Offer is:   Georgeson LLC   1290 Avenue of the Americas, 9th Floor New York, NY 10104 (800) 509-1078 The Depositary for the Offer is:     By Registered, Certified or Express Mail By First Class Mail: or Overnight Courier: Computershare Trust Company, N.A. Computershare Trust Company, N.A. c/o Voluntary Corporate Actions c/o Voluntary Corporate Actions P.O. Box 43011 250 Royall Street, Suite V Providence, RI 02940-3011 Canton, MA 02021